UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 24, 2019

Dominion Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Annual Incentive Plan

On January 24, 2019, the Dominion Energy, Inc. (“Dominion Energy”) Compensation, Governance and Nominating Committee (“CGN Committee”) approved the 2019 Annual Incentive Plan (the “Plan”).  Under the Plan, Dominion Energy’s officers are eligible for an annual performance-based cash award.  Each officer has a target incentive award under the Plan based on a percentage of base salary.  For 2019, the target percentages of base salary for Dominion Energy’s named executive officers are as follows: Chairman, President and Chief Executive Officer – 150%; Executive Vice President, Chief Financial Officer and Treasurer – 90%; Executive Vice President and President & Chief Executive Officer – Power Generation Group – 90%; Executive Vice President and President & Chief Executive Officer – Gas Infrastructure Group – 90%; and Executive Vice President and President & Chief Executive Officer – Power Delivery Group – 90%.

The Plan is funded based on the achievement of consolidated financial operating earnings goals, with potential funding ranging from 0% to 200% of the target funding.  Payout of the amount funded under the Plan is subject to achievement of applicable consolidated financial, business unit financial, and operating and stewardship goals, including safety goals, diversity goals and environmental goals.

2019 Long-Term Incentive Program

On January 24, 2019, the CGN Committee approved the 2019 Long-Term Incentive Program (the “Program”) for its officers, including its named executive officers. The Program consists of two components: a restricted stock grant and a performance grant.  The restricted stock is awarded pursuant to Dominion Energy’s 2014 Incentive Compensation Plan. The restricted stock is subject to a three-year cliff vesting period, while payout of the performance grant will be based on the achievement of two performance metrics: total shareholder return (“TSR”) relative to a group of peer companies selected by the CGN Committee (weighted 50%) and return on invested capital (weighted 50%).  There is also an opportunity to earn a portion of the award based on Dominion Energy’s absolute TSR and price-earnings ratio performance, regardless of relative TSR performance.  The performance grant will have a performance period ending December 31, 2021, with payment made by March 15, 2022.  The target value for the performance grant is equal to the grant date value of the restricted stock portion of the Program.  Payout of the performance grant will vary depending on the level of achievement of the performance metrics. Each of the performance grants for the named executive officers other than Mr. James R. Chapman will be paid in cash; Mr. Chapman’s award will be paid in shares of Dominion Energy common stock.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Date:  January 30, 2019